Exhibit 99.1

Prairie Operating Co. Announces Third Quarter 2026 Results

Houston, Texas, November 12, 2026 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company,” “Prairie,” “we,” “our,” or “us”) – an independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquids (“NGL”) resources in the Denver-Julesburg (DJ) Basin – today announced its financial and operational results for the quarter ended September 30, 2026.

Third Quarter 2026 Results Summary

•
Sales volumes of 2.4 MMBoe, or 26,117 Boe/d, a total volume increase of 21% from the prior quarter, with 77% liquids (56% oil).
•
Revenue of $129.5 million, an increase of 31% from the prior quarter.
•
Net loss attributable to Prairie Operating Co. common stockholders of $34.0 million, or $0.26 per basic and $0.28 per diluted share.
•
Generated Adjusted EBITDA(1) of $65.3 million, an increase of 92% from the prior quarter.
•
Lease operating expense per Boe of $5.71, a decrease of 17% from the prior quarter.
•
Exit rate production of approximately 30,229 Boe/d.
•
General and administrative expenses decreased 24% from the prior quarter to $4.56 per Boe.

Key Highlights for Year-to-Date 2026

•
Sales volumes of 6.5 MMBoe, or approximately 23,730 Boe/d, with 74% liquids (52% oil).
•
All 27 wells drilled across four pads were online at September 30, 2026.
•
Total revenue of $311.8 million, an increase of approximately 97% year-over-year.
•
Adjusted EBITDA(1) of $136.4 million, an increase of approximately 37% year-over-year.
•
Brought Burnett online at the end of August and Castor online at the end of September.
•
During the third quarter, extended the issuance date of the Series F Preferred Stock anniversary warrants to December 1, 2026.
•
Subsequent to quarter-end, production reached approximately 32,287 Boe/d.

(1) Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for the definition and a reconciliation of GAAP to non-GAAP financial measures used in this press release.

Greg Patton, Chief Executive Officer, commented:

“Prairie’s third-quarter results demonstrate the strength of our assets and the excellent work our team continues to deliver across our development program. Average daily sales volumes increased 21% from the prior quarter to 2.4 MMboe or 26,117 Boe per day, driving revenue growth of 31% from the prior quarter to $129.5 million. We achieved that growth while reducing lease operating expense per Boe by 17% from the prior quarter, reflecting our continued focus on improving well performance and operating efficiency.”

“Our Burnett development is a significant step forward in demonstrating the value of Prairie’s acreage. Its production results supported the conversion of 30 gross possible locations to proved undeveloped locations within Genesis OGDP I, expanding our proved inventory and reducing uncertainty around nearby development. By bringing 37 wells across five pads online by the quarter-end, we have a stronger production base and even greater confidence in the opportunities ahead.”

Michael Shelly, Executive Vice President and Chief Financial Officer, added:

“Prairie generated $65.3 million of Adjusted EBITDA in the third quarter, an increase of 92% from the prior quarter, as sales volumes increased and unit operating costs declined. With Burnett and Castor now producing, our focus is on realizing the cash returns from the capital invested this year and carefully managing the spending required to sustain that production.”

“We continue to evaluate opportunities to refinance the remaining Series F preferred stock as part of our broader effort to strengthen Prairie’s balance sheet, improve financial flexibility and better align our capital structure with the scale of our operations. Our objective is to support Prairie’s operating momentum through disciplined financial management and capital allocation that creates sustainable, long-term shareholder value.”

Operations Update

During the third quarter of 2026, Prairie recorded sales volumes of 2,403 MBoe, an increase of 21% from the prior quarter, which equates to average daily sales volumes of 26,117 Boe/d. Oil represented approximately 56% of sales volumes, and liquids represented approximately 77%.

Operated and non-operated production reached a third-quarter peak of approximately 30,229 Boe/d at the end of September. As a result of the wells being turned in line during the third quarter, production continued to increase following quarter-end, with production reaching approximately 32,287 Boe/d by early October.

Year to date, Prairie has drilled 27 wells across four pads, with 19 wells drilled in a single run. Year-to-date wells averaged approximately 18,700 feet in measured depth, an average rate of penetration of 380 feet per hour and an average spud-to-rig-release time of 6.2 days.

The four-well Burnett pad came online at the end of August, delivering successful initial production results that validate the quality and future development potential of Prairie’s acreage. Maximum initial production averaged approximately 722 Boe/d per well, with 81% oil on a two-stream basis, and cumulative gross production reached 131,490 Boe through October 20, 2026.

Completion activities on the six-well Castor pad were finalized in September, with the wells coming online at the end of September. The late-quarter start limited Castor’s contribution to third-quarter average production.

The strong drilling, completion and early production performance supported the conversion of 30 gross possible locations to proved undeveloped locations within the 5,700-acre Genesis OGDP I. These results reinforce the commercial viability of nearby undeveloped locations, de-risk Prairie’s near-term development inventory and provide greater confidence in future development across the project area. The Company remains focused on well performance, operating efficiency and disciplined capital allocation.

Summary Financial Highlights

	Three Months Ended		% Change	Three Months Ended	% Change	Nine Months Ended		% Change
	September 30,	June 30,	Q326 to	September 30,	Q326 to	September 30,		YTD 2026 to
	2026	2026	Q226	2025	Q325	2026	2025 (1)	YTD 2025
	(In thousands)
Total revenue	$129,502	$98,859	31%	$77,721	67%	$311,778	$158,638	97%
Net (loss) income attributable to Prairie Operating Co. common stockholders	$(33,994)	$193,794	NM	$(22,508)	(51)%	$(14,597)	$(67,478)	78%
Adjusted EBITDA (2)	$65,304	$34,010	92%	$56,315	16%	$136,446	$99,518	37%

NM
Percent not meaningful
 (1)
Total revenue and net loss attributable to Prairie Operating Co. common stockholders for the nine months ended September 30, 2025, includes revenues and related expenses attributable to the assets acquired from Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP, and Bayswater Exploration & Production, LLC (collectively, “Bayswater”) beginning on March 26, 2025, the closing date of the Bayswater acquisition, through September 30, 2025.
 (2)
Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" for the definition and a reconciliation of GAAP to non-GAAP financial measures used in this press release.

Revenues, Sales Volumes, and Operational Metrics

Revenue for the third quarter of 2026 was $129.5 million, including $114.0 million related to oil, an increase in total revenue of 31% from the prior quarter. Sales volumes totaled 2,403 MBoe, or 26,117 Boe/d, and were comprised of approximately 56% oil and 77% liquids.

For the third quarter of 2026, lease operating expenses were $13.7 million, or $5.71 per Boe, a decline of 17% from the prior quarter on a per-Boe basis. Transportation and processing expenses were $2.4 million, or $1.00 per Boe; ad valorem and production taxes were $11.9 million, or $4.96 per Boe; and general and administrative expenses were $11.0 million, or $4.56 per Boe.

	Three Months Ended		% Change	Three Months Ended	% Change	Nine Months Ended		% Change
	September 30,	June 30,	Q326 to	September 30,	Q326 to	September 30,		YTD 2026
	2026	2026	Q226	2025	Q325	2026	2025 (1)	to 2025
Revenues (in thousands)
Oil revenue	$113,969	$93,458	22%	$64,906	76%	$275,265	$133,635	106%
Natural gas revenue (2) (3)	3,537	(4,292)	182%	5,099	(31)%	8,201	7,645	7%
NGL revenue (3)	11,996	9,693	24%	7,716	55%	28,312	17,358	63%
Total revenues	$129,502	$98,859	31%	$77,721	67%	$311,778	$158,638	97%

Sales volumes
Oil (MBbls)	1,349	992	36%	1,106	22%	3,340	2,149	55%
Natural gas (MMcf)	3,359	3,299	2%	3,513	(4)%	10,196	7,338	39%
NGL (MBbls)	494	448	10%	428	15%	1,439	957	50%
Total sales volumes (MBoe) (4)	2,403	1,990	21%	2,120	13%	6,478	4,329	50%
% oil	56%	50%		52%		52%	50%
% liquids	77%	72%		72%		74%	72%

Average sales volumes per day (Boe/d)	26,117	21,866	19%	23,029	13%	23,730	15,917	49%

Average realized price (excluding effects of derivatives)
Oil (per Bbl)	$84.48	$94.21	(10)%	$58.70	44%	$82.41	$62.18	33%
Natural gas (per Mcf) (2) (3)	$1.05	$(1.30)	181%	$1.45	(28)%	$0.80	$1.04	(23)%
NGL (per Bbl) (3)	$24.28	$21.64	12%	$18.03	35%	$19.67	$18.14	8%
Average realized price (per Boe)	$53.90	$49.68	8%	$36.68	47%	$48.13	$36.64	31%

Average sales price (including effects of derivatives)
Oil (per Bbl)	$62.24	$59.79	4%	$61.39	1%	$59.80	$65.25	(8)%
Natural gas (per Mcf) (2) (3)	$2.14	$(0.20)	NM	$2.97	(28)%	$1.27	$1.90	(33)%
NGL (per Bbl) (3)	$19.98	$16.72	19%	$17.32	15%	$16.48	$17.37	(5)%
Average price (per Boe)	$42.04	$33.25	26%	$40.47	4%	$36.49	$39.45	(8)%

Operating expense per BOE
Lease operating expenses	$5.71	$6.85	(17)%	$7.25	(21)%	$6.51	$6.64	(2)%
Transportation and processing	$1.00	$1.22	(18)%	$1.04	(4)%	$1.13	$1.05	8%
Ad valorem and production taxes	$4.96	$4.01	24%	$2.21	124%	$4.13	$2.78	49%
Depreciation, depletion, and amortization	$10.78	$8.58	26%	$7.61	42%	$9.08	$7.04	29%
General and administrative expenses	$4.56	$6.01	(24)%	$5.79	(21)%	$6.14	$7.92	(22)%

NM
Percent not meaningful
(1)
Total revenues, sales volumes, and operating expenses per Boe for the nine months ended September 30, 2025, include revenues, sales volumes, and operating expenses per Boe from the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the Bayswater Acquisition, through September 30, 2025.
(2)
For the three months ended June 30, 2026, we realized negative natural gas revenue and average realized prices (excluding and including the effects of derivatives) due to lower gross sales, driven by decreased pricing during the quarter, compared to gathering and processing fees.
(3)
We have reclassified certain gathering and processing fees presented net within natural gas and NGL sales for the three and nine months ended September 30, 2025 to conform with the allocation used during the three months ended June 30, 2026 and the three and nine months ended September 30, 2026. This reallocation has no impact on our total revenues or net (loss) income attributable to Prairie Operating Co. as reported on the condensed consolidated statements of operations.
(4)
MBoe is calculated using six MMcf of natural gas equivalent to one MBbl of oil.

Liquidity and Capital Resources

As of September 30, 2026, we had cash and cash equivalents of $7.8 million and availability of $3.0 million under the reserve-based credit agreement with Citibank, N.A. (the “Credit Facility”). As of September 30, 2026, the Credit Facility had a borrowing base of $475.0 million and aggregate elected commitments of $475.0 million.

Commodity Hedges

As of September 30, 2026, we had the following outstanding crude oil, natural gas, and NGL derivative contracts in place, which settle monthly and are indexed to NYMEX West Texas Intermediate, NYMEX Henry Hub, and Mont Belvieu OPIS, respectively:

	Settling October 1, 2026 through December 31, 2026	Settling January 1, 2027 through December 31, 2027	Settling January 1, 2028 through December 31, 2028	Settling January 1, 2029 through December 31, 2029
Crude Oil Swaps:
Notional volume (Bbls)	1,367,376	4,662,503	2,862,307	210,000
Weighted average price ($/Bbl)	$63.23	$62.51	$62.17	$61.57
Natural Gas Swaps:
Notional volume (MMBtus)	4,300,655	14,082,126	5,606,357	400,000
Weighted average price ($/MMBtu)	$4.09	$4.08	$4.02	$4.11
Ethane Swaps:
Notional volume (Bbls)	120,246	400,675	220,109	—
Weighted average price ($/Bbl)	$11.17	$10.70	$9.96	$—
Propane Swaps:
Notional volume (Bbls)	152,034	522,684	199,160	—
Weighted average price ($/Bbl)	$28.80	$26.85	$25.93	$—
Iso Butane Swaps:
Notional volume (Bbls)	22,142	74,572	35,088	—
Weighted average price ($/Bbl)	$35.84	$31.77	$30.77	$—
Normal Butane Swaps:
Notional volume (Bbls)	54,147	184,140	74,903	—
Weighted average price ($/Bbl)	$36.02	$31.95	$30.36	$—
Pentane Plus Swaps:
Notional volume (Bbls)	47,452	160,242	78,806	—
Weighted average price ($/Bbl)	$55.76	$53.31	$52.81	$—

Cautionary Statement about Forward-Looking Statements

The information included in this press release and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks are not exhaustive. Other sections of this press release could include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our Securities and Exchange Commission (the “SEC”), filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this press release should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.

Regulation FD Disclosure

The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, and the investor relations section of its website at www.prairieopco.com.

In addition to these traditional channels, the Company also uses its official social media accounts as a means of disclosing information about Prairie and its business, and to comply with its disclosure obligations under Regulation FD. The Company’s official social media accounts currently include @PrairieOpCo on X (formerly Twitter) and linkedin.com/company/prairie-operating-co on LinkedIn. Information the Company posts through these social media channels may be deemed material. Accordingly, investors, the media, and others interested in the Company should monitor these accounts in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts. The Company may update the list of official social media accounts from time to time, and any such updates will be posted on the investor relations section of its website.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquid resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil natural gas, and natural gas liquid resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

More information about the Company can be found at www.prairieopco.com.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

720-716-5415

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$7,751	$20
Oil, natural gas, and NGL accrued revenue	43,857	22,728
Joint interest and other receivables	7,560	23,106
Derivative assets, net	—	28,812
Inventory	2,672	3,604
Prepaid expenses and other current assets	2,605	1,452
Total current assets	64,445	79,722

Property and equipment:
Oil and natural gas properties, successful efforts method of accounting including $45,787 and $57,897 excluded from depletable base as of September 30, 2026 and December 31, 2025, respectively	1,072,924	852,732
Other property and equipment	24,367	21,067
Less: Accumulated depreciation, depletion, and amortization	(107,907)	(49,343)
Total property and equipment, net	989,384	824,456
Deferred tax asset	15,342	—
Derivative assets, net	—	24,627
Debt issuance costs, net	12,171	12,642
Operating lease assets	5,168	2,966
Other non–current assets	167	133
Total assets	$1,086,677	$944,546

Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$107,096	$62,792
Oil, natural gas, and NGL revenue payable	30,184	30,300
Ad valorem and production taxes payable	25,517	31,385
Derivative liabilities, net	90,311	—
Operating lease liabilities	1,565	1,300
Total current liabilities	254,673	125,777

Long–term liabilities:
Credit facility	472,000	366,000
Subordinated note – related party	1,458	1,458
Series F convertible preferred stock embedded derivatives, at fair value	8,991	15,853
Series F convertible preferred stock warrants, at fair value	5,437	90,134
Incremental share right liability, at fair value	7,243	—
Derivative liabilities, net	47,072	—
Oil, natural gas, and NGL revenue payable	33,238	27,402
Ad valorem and production taxes payable	25,037	22,751
Deferred tax liability	—	21,652
Asset retirement obligation	3,933	4,019
Operating lease liabilities	3,785	1,792
Other long-term liabilities	992	1,398
Total long–term liabilities	609,186	552,459
Total liabilities	863,859	678,236

Commitments and contingencies

Mezzanine equity:
Series F convertible preferred stock; $0.01 par value; 50,000,000 shares authorized, and 74,506 and 121,050 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	21,337	136,146

Stockholders’ equity:
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized, and 44 and 5,982 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common stock; $0.01 par value; 500,000,000 shares authorized, and 118,681,858 and 62,499,375 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	1,189	625
Treasury stock, at cost; 715,955 and 111,357 shares as of September 30, 2026 and December 31, 2025, respectively	(1,778)	(531)
Additional paid–in capital	382,375	217,785
Accumulated deficit	(180,305)	(87,715)
Total stockholders’ equity	201,481	130,164
Total liabilities, mezzanine equity, and stockholders’ equity	$1,086,677	$944,546

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Crude oil, natural gas, and NGL revenues	$129,502	$77,721	$311,778	$158,638

Operating expenses:
Lease operating expenses	13,737	15,371	42,206	28,732
Transportation and processing expenses	2,395	2,200	7,317	4,567
Ad valorem and production taxes	11,916	4,676	26,691	12,049
Depreciation, depletion, and amortization	25,900	16,113	58,819	30,500
Exploration expenses	2	40	543	785
Abandonment and impairment of unproved properties	669	—	1,277	—
General and administrative expenses	10,963	12,273	39,801	34,268
Total operating expenses	65,582	50,673	176,654	110,901

Other (expenses) income:
Interest expense	(10,353)	(9,039)	(28,583)	(19,541)
(Loss) gain on derivatives, net	(134,196)	8,974	(266,177)	36,227
Gain (loss) on adjustment to fair value – financial instrument liabilities	13,079	(25,914)	29,461	(30,451)
Interest income and other	202	218	591	381
Total other expenses	(131,268)	(25,761)	(264,708)	(13,384)

(Loss) income from operations before income taxes	(67,348)	1,287	(129,584)	34,353
Income tax benefit	18,414	—	36,994	—
Net (loss) income attributable to Prairie Operating Co.	(48,934)	1,287	(92,590)	34,353
Series F preferred stock declared dividends	(2,426)	(4,252)	(8,694)	(7,540)
Series F preferred stock undeclared dividends	34	443	(746)	(1,204)
Remeasurement of Series F preferred stock	17,332	(19,986)	87,433	(93,087)
Net loss attributable to Prairie Operating Co. common stockholders	$(33,994)	$(22,508)	$(14,597)	$(67,478)

Loss per common share
Basic	$(0.26)	$(0.44)	$(0.14)	$(1.66)
Diluted	$(0.28)	$(0.44)	$(0.70)	$(1.66)
Weighted average common shares outstanding
Basic	131,043,270	50,624,457	102,313,884	40,582,092
Diluted	205,241,741	50,624,457	189,099,527	40,582,092

Prairie Operating Co. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income attributable to Prairie Operating Co.	$(92,590)	$34,353
Adjustments to reconcile net (loss) income attributable to Prairie Operating Co. to net cash provided by operating activities
Depreciation, depletion, and amortization	58,819	30,500
Abandonment and impairment of unproved properties	1,277	—
Stock–based compensation	12,165	7,845
Unrealized loss (gain) on derivatives	190,821	(24,052)
(Gain) loss on adjustment to fair value – financial instrument liabilities	(29,461)	30,451
Deferred income taxes	(36,994)	—
Amortization of deferred financing costs	3,199	3,902
Changes in operating assets and liabilities:
Oil, natural gas, and NGL accrued revenue	(21,130)	(45,692)
Joint interest and other receivables	14,922	(8,470)
Inventory, prepaid expenses, and other current assets	1,027	(5,949)
Accounts payable, accrued expenses, and other current liabilities	19,183	22,966
Revenue, ad valorem, and production taxes payable	2,139	21,530
Net cash provided by operating activities	123,377	67,384

Cash flows from investing activities:
Development of oil and natural gas properties	(185,525)	(126,184)
Other asset and leasehold purchases	(15,031)	(15,724)
Cash paid for Bayswater asset purchase, net of cash received	—	(467,461)
Cash received from payment on note receivable	—	833
Net cash used in investing activities	(200,556)	(608,536)

Cash flows from financing activities:
Borrowings on the Credit Facility	177,000	389,000
Repayments on the Credit Facility	(71,000)	—
Debt issuance costs associated with the Credit Facility	(2,728)	(15,670)
Proceeds from the issuance of Common Stock	2,098	43,817
Financing costs associated with the issuance of Common Stock	(148)	(3,603)
Proceeds from the issuance of Series F Preferred Stock	—	148,250
Financing costs associated with the issuance of Series F Preferred Stock	—	(12,171)
Redemption of Series F Preferred Stock	(19,105)	—
Payments of the Subordinated Note – related party	—	(3,214)
Proceeds from option exercises	40	633
Treasury stock repurchased	(1,247)	(442)
Net cash provided by financing activities	84,910	546,600

Net increase in cash and cash equivalents	7,731	5,448
Cash and cash equivalents, beginning of the period	20	5,192
Cash and cash equivalents, end of the period	$7,751	$10,640

Supplemental Disclosures of Cash Flow Information

The following table presents non–cash investing and financing activities for the periods presented:

	Nine Months Ended September 30,
	2026	2025
	(In thousands)
Non–cash investing and financing activities:
Common Stock issued upon conversion of Series F Preferred Stock	$52,452	$27,148
Common Stock issued for Series F Preferred Stock dividends (1)	$8,300	$7,540
Common Stock issued to Bayswater as part of Bayswater Acquisition purchase price (2)	$—	$16,000
Common Stock issuance costs included in accrued liabilities	$—	$254
Bayswater transaction costs included in accrued liabilities	$—	$6,035
Common Stock issued upon conversion of Series D Preferred Stock	$33	$8,475
Common Stock issued upon option exercise	$42	$—
Common Stock issued upon conversion of Senior Convertible Note (3)	$—	$18,164

(1)
The Company has elected to issue shares of its common stock, par value $0.01 per share (“Common Stock”) for the quarterly Series F Preferred Stock dividends beginning June 1, 2025.
(2)
The Company issued approximately 3.7 million shares of Common Stock to Bayswater as part of the Bayswater acquisition.
(3)
During the nine months ended September 30, 2025, YA II PN, LTD. converted the remaining $11.3 million of the initial $15.0 million convertible promissory note in exchange for 2.1 million shares of Common Stock.

Prairie Operating Co. and Subsidiaries
 Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from net (loss) income attributable to Prairie Operating Co. and represents earnings before depreciation, depletion, and amortization, abandonment and impairment of unproved properties, non-cash stock-based compensation, interest expense, net, unrealized loss (gain) on derivatives, non-cash (gain) loss on adjustment to fair value – financial instrument liabilities, litigation and severance settlement expense, and income tax benefit, all as applicable. We present Adjusted EBITDA because the adjustments listed above can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. Adjusted EBITDA has limitations as an analytical tool, because it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

The following table presents a reconciliation of the GAAP financial measure of net (loss) income attributable to Prairie Operating Co. to the non-GAAP financial measure of Adjusted EBITDA for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025(1)
	(In thousands)
Net (loss) income attributable to Prairie Operating Co.	$(48,934)	$1,287	$(92,590)	$34,353
Adjustments:
Depreciation, depletion, and amortization	25,900	16,113	58,819	30,500
Abandonment and impairment of unproved properties (2)	669	—	1,277	—
Non-cash stock-based compensation	3,125	4,123	12,165	7,908
Interest expense, net	10,103	8,613	28,038	18,952
Unrealized loss (gain) on derivatives	105,717	(962)	190,821	(24,052)
Non-cash (gain) loss on adjustment to fair value – financial instrument liabilities (3)	(13,079)	25,914	(29,461)	30,451
Litigation and severance settlement expense	217	1,227	4,371	1,406
Income tax benefit (4)	(18,414)	—	(36,994)	—
Adjusted EBITDA	$65,304	$56,315	$136,446	$99,518

(1)
Net income attributable to Prairie Operating Co. for the nine months ended September 30, 2025 includes revenue and related expenses attributable to the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the Bayswater Acquisition, through September 30, 2025.
(2)
Reflects the abandonment of unproved locations which we have deemed non–core and allowed to expire.
(3)
Reflects the changes in the fair values of the financial instruments measured at fair value on a recurring basis.
(4)
Reflects the deferred income tax benefit recognized for the three and nine months ended September 30, 2026.